SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 11, 2001

                           SAFETEK INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)


              Delaware                    33-22175              75-2226896
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    (State or Other Jurisdiction         (Commission           (IRS Employer
          of Incorporation)               File No.)          Identification No.)


5509 11th Avenue                                            Brooklyn, NY 11219
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(Address of Principal Executive Offices)                        (Zip Code)


        Registrant's telephone number, including area code (718) 436-8246


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.           Changes in Control of Registrant.
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                  On May 11, 2001, Halter Capital Corporation, a Texas company
(the "Seller"), pursuant to a Stock Purchase Agreement dated May 11, 2001 (the "Agreement") with Shmuel Shneibalg and/or assigns (the "Purchaser"), Seller sold to Purchaser, upon the terms and conditions set forth in that Agreement, 47,761 of the shares of common stock of Safetek International, Inc., a Delaware company (the "Company"). This sale represents approximately 51.1% of the Company's issued and outstanding shares of common stock of the Company and effectively transfers control to the Purchaser. Simultaneously, the current directors or officers of the Company resigned and the Purchaser was appointed the sole director and officer of the Company.

                  The description of the Agreement discussed above is qualified in its entirety by reference to such agreement, which is attached as an exhibit and incorporated herein by reference.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
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             (a)          Financial statements of business acquired: Not
                          applicable.

             (b)          Pro forma financial statements: Not applicable.

             (c)          Exhibit:

             1. Stock Purchase Agreement, dated as of May 11, 2001, by and between Halter Capital Corporation, Shmuel Shneibalg and Safetek International, Inc.



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                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     SAFETEK INTERNATIONAL, INC.


Date:    May 22, 2001                                By:/s/ Shmuel Shneibalg
                                                        ------------------------
                                                        Shmuel Shneibalg
                                                        Chief Executive Officer



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                                  EXHIBIT INDEX
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Exhibit
Number       Description
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   1.        Stock Purchase Agreement, dated as of May 11, 2001, by and between
             Halter Capital Corporation, Shmuel Shneibalg and Safetek
             International, Inc.

                                    EXHIBIT 1